UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2007

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On October 29, 2007, NYSE Regulation, Inc. notified Bimini Capital Management, Inc. (the “Company”) that, because the Company’s average global market capitalization over a consecutive thirty trading day period has fallen below the NYSE’s minimum quantitative continued listing criteria for REITs of $25 million, trading in the Company’s Class A common stock on the NYSE will be suspended prior to the market opening on Monday, November 5, 2007, pending de-listing.  The Company has applied to list its Class A common stock on another national securities market, however, no assurance can be given that the Company’s Class A common stock will be approved for listing on such national securities market.  Until such time that the Company’s Class A common stock is approved for listing on another national securities market, the Company anticipates that the Company’s Class A common stock will trade on the OTC Bulletin Board.  Details with respect to trading in the Company’s Class A common stock beginning Monday, November 5, 2007, are expected to be released on or before Friday, November 2, 2007.

ITEM 7.01.	REGULATION FD DISCLOSURE

On October 29, 2007, the Company issued the press release attached hereto as Exhibit 99.1.  The information furnished under this “Item 7.01 Regulation FD Disclosure,” including the exhibits related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

ITEM 9.01.	EXHIBITS.

(d)	Exhibits

Exhibit 99.1 – Press Release of Bimini Capital Management, Inc. dated October 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2007	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release of Bimini Capital Management, Inc. dated October 29, 2007